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                                                                   Exhibit 10.38
                             Confidential Treatment

                       RESEARCH AND DEVELOPMENT AGREEMENT

         Research and Development Agreement, dated as of December 22, 1998, between LEUKOSITE, INC., a Delaware corporation ("LeukoSite"), located at 215 First Street, Cambridge, MA 02142, and WARNER-LAMBERT COMPANY, a Delaware corporation ("Warner"), located at 201 Tabor Road, Morris Plains, New Jersey 07950.

                                   WITNESSETH:

         WHEREAS, LeukoSite and Warner each has certain expertise in the discovery and development of small molecule antagonists of (alpha)4(beta)7 and (alpha)E(beta)7 Integrins (the "Field"); and

         WHEREAS, Warner and LeukoSite each wishes to enter into a collaborative effort to share such expertise, to develop new expertise in the Field, to research together potential, applications thereof and, if successful, to have Warner market and sell certain of such applications (the "Collaboration");

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, LeukoSite and Warner agree as follows:



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                                       -2-


                                    ARTICLE A

                                   DEFINITIONS

         The following capitalized terms shall have the following meanings for purposes of this Agreement:

         "AFFILIATE" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question. As used herein the term "control" means control with possession of the power to direct, or cause the direction of, the management and policies of a corporation, association or other entity.

         "BACKGROUND TECHNOLOGY" shall mean individually and collectively Warner Background Technology and LeukoSite Background Technology.

         "BRIGHAM AGREEMENT" shall mean the Research and License Agreement effective January 1, 1994 by and between the The Brigham and Women's Hospital, Inc. and LeukoSite.

         "COLLABORATION TECHNOLOGY" shall mean individually and collectively Warner Collaboration Technology and LeukoSite Collaboration Technology.

         "COST OF GOODS" means for commercial supplies of a Warner-LeukoSite Product, the fully allocated manufacturing cost (determined in a reasonable manner consistent with Warner's normal internal accounting practices and in accordance with generally accepted accounting principles ("GAAP")) which includes (i) direct and indirect labor (salaries, wages and employee benefits);
(ii) direct and indirect materials; (iii) operating costs of building and

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                                       -3-

equipment used in connection with the manufacture of the Warner-LeukoSite Product; (iv) allocated depreciation and repairs and maintenance; (v) quality and in-process control and regulatory compliance; (vi) any charges for obsolescence, out of date product, spoilage, scrap or rework costs; (vii) royalties paid to third parties (except royalties in respect of rights that a party hereto currently has an interest in or could have an interest in pursuant to any currently existing agreements) and (viii) the net cost or credit of any value added taxes paid with respect to the manufacture of the Warner-LeukoSite Product. To the extent that manufacturing of a Warner-LeukoSite Product or any component thereof is performed for Warner by a third party (which is not an Affiliate of Warner), amounts paid to such third party in connection with the manufacturing of such Warner-LeukoSite Product or any component thereof shall be added to the aggregate amount of the applicable hereinabove items (i) through
(viii).

         "DEVELOPMENT" shall mean the conduct of all preclinical, clinical, chemical synthesis, formulation, stability, assays and validation, certification, testing development and manufacturing scale-up in accordance with then current Good Laboratory, Clinical and Manufacturing Practices or other designated quality standards in connection with any Development Candidate or Product insofar as the same are reasonably necessary to obtain marketing approval by the relevant regulatory authorities for a Product's first approved indication in any country (including, studies required to be



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                                      -4-

performed after approval as a condition of approval) and the costs of preparation, filing and submission of regulatory filings in the Territory.

         "DEVELOPMENT CANDIDATE" shall have the meaning set forth in Section
4.1.

         "DEVELOPMENT COMMITTEE" shall have the meaning set forth in 2.3.

         "DEVELOPMENT COSTS" shall mean the direct costs and expenses incurred by Warner associated with the Development of a Warner-LeukoSite Product; including without limitation, salaries, fringe benefits, overtime, chemicals, clinical supplies (including without limitation, active substance, vialing, packing, labeling and delivery to study sites), lab supplies, animals and other direct charges, all at actual cost plus an overhead allocation of 25% (cost x 1.25) plus actual costs for travel (other than costs relating to committee meetings referred to in Section 2.3), clinical studies performed by investigators under contract with Warner, toxicology studies performed by outsiders under contract with Warner and out-of-pocket costs for other professional services.

         "DISTRIBUTION COSTS" shall mean all costs and expenses incurred by Warner associated with the distribution of a Warner-LeukoSite Product, including without limitation, expenses related to operating distribution centers and warehouses, customer services, purchasing, receiving, order processing, inventory control, order entry and shipping costs from distribution centers to customers, billing, credit and collection of receivables.

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                                      -5-

         "EFFECTIVE DATE" shall mean the date of this Agreement first stated bove.

         "FDA" shall mean the United States Food and Drug Administration.

         "FIELD" has the meaning set forth in the first "Whereas" clause.

         "INTEGRIN ANTAGONIST" shall mean small molecule compound(s) which inhibit the action of (alpha)4(beta)7 and/or (alpha)E(beta)7 Integrins.

         "LEAD COMPOUND" shall mean a compound that in accordance with standards established by Warner is sufficiently promising to warrant Development.

         "LEUKOSITE BACKGROUND TECHNOLOGY" shall mean all technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) which relate to or are potentially useful as an Integrin Antagonist or is an Integrin Antagonist and/or techniques for the discovery, screening, design, synthesis, delivery, development, testing, use, manufacture or sale of Integrin Antagonists which exists as of the Effective Date which is either owned by LeukoSite or which is licensed to LeukoSite and as to which LeukoSite has a right to sublicense or otherwise transfer, including without limitation, technology, inventions, information, data, know-how, compounds, materials and substances licensed to LeukoSite pursuant to the Brigham Agreement.

         "LEUKOSITE COLLABORATION TECHNOLOGY" shall mean all technology, inventions, information, data, know-how, compounds, materials and

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                                      -6-


substances (whether or not patented or patentable) which is either owned by LeukoSite (alone or together with Warner) or which is licensed to LeukoSite and as to which LeukoSite has a right to sublicense or otherwise transfer, and which is conceived or reduced to practice pursuant to the Research Plan or pursuant to development of a LeukoSite Product or a Warner-LeukoSite Product.

         "LEUKOSITE PRODUCT" shall have the meaning set forth in Section 4.1.

         "MANAGEMENT COMMITTEE" shall have the meaning set forth in Section 2.1.

         "MARKETING EXPENSE" shall mean all costs and expenses incurred by Warner (including without limitation, the salaries, commissions, bonuses, transportation, meals, lodging, benefits and healthcare insurance expenses of appropriate employees) associated with launch, advertising and sales promotion (including, without limitation, expenses related to promotional publications, space or time in various media, salesforce meetings, promotional meetings, hospital and governmental formulary presentations, physician education programs, symposia, conventions, seminars, market research, sponsorships, field aids, tokens, grants and other payments to institutional and managed care purchasers (except to the extent the same are calculated as deductions to Net Sales) direct mail campaigns, samples, if any, advertising agency fees and other promotional activities), the cost of acquisition or manufacture and shipping of product samples, Phase IV


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                                      -7-

Studies, Pharmacoeconomic Studies, Phase V Studies, and any other clinical studies not reasonably necessary to obtain marketing approval by the relevant regulatory authorities for a Product's first approved indication in any country, in each case determined in accordance with Warner's normal internal accounting practices and GAAP.

         "NET SALES" shall mean the gross amount invoiced for sales of a Product to non-affiliated commercial customers after deduction of the following items:
(i) trade, quantity and cash discounts; (ii) credits, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, healthcare insurance carriers, governmental agencies and other institutions provided that such will not grant a preference or otherwise favor other product(s) of Warner or LeukoSite, as the case may be, if such preference is based on the fact that LeukoSite or Warner, as the case may be, is entitled to royalties or a share of profits; (iii) credits or allowances to the extent allowed for rejection or return of such Product previously sold; (iv) allowance for bad debt expense in accordance with Warner's normal internal accounting practices and GAAP; (v) any tax, tariff, duty or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of such Product and borne by the seller thereof; (vi) payments or rebates paid in connection with state or federal Medicare, Medicaid or similar state or foreign governmental



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                                      -8-

programs; and (vii) any charge for freight or insurance to the extent separately invoiced.

         "PATENT RIGHTS" shall mean, with respect to LeukoSite or Warner, all United States and foreign patents owned in whole or in part or licensed to LeukoSite or Warner, respectively, as to which LeukoSite or Warner has a right to a sublicense, at any time during the Term of this Agreement, which would be infringed by the manufacture, use or sale of a Product or which would be infringed by activities to be performed by the parties under the Research Plan including all United States and foreign patents and patent applications (including, without limitation, all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, and divisions thereof).

         "PHARMACOECONOMIC STUDIES" shall mean clinical studies designed with the primary intention of developing, pharmacoeconomic data.

         "PHASE II STUDIES" shall mean that portion of the clinical development program which provides for small scale clinical trials primarily to determine safety of a product and other factors, such as dosing range.

         "PHASE IV STUDIES" shall mean clinical studies designed to enhance sales for an approved indication, but shall not include Pharmacoeconomic Studies.

         "PHASE V STUDIES" shall mean clinical studies directed for approval of additional indications, new dosages or other line extensions.


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                                      -9-

         "PRODUCTS" shall mean Warner Products, LeukoSite Products, Warner-LeukoSite Products and/or any product derived from or based on Warner Collaboration Technology as to which LeukoSite has rights under Section 1.4(a), as applicable.

         "RESEARCH COMMITTEE" shall have the meaning set forth in Section 2.2.

         "RESEARCH PLAN" shall have the meaning set forth in Section 1.1.

         "SALES COSTS" with respect to any applicable period shall equal the aggregate amount of expenses incurred by Warner for maintaining its sales force (including the costs set forth below) for Warner-LeukoSite Products in the Territory. The costs shall include but not be limited to salary, commissions, bonuses, transportation, meals, lodging, benefits and health care insurance expenses for the sales force, and sales force training, management and support in the Territory, all only as it relates to Warner-LeukoSite Product but specifically excluding any cost or expense included in Marketing Expenses, in each case determined in accordance with the parties' normal internal cost accounting practices and GAAP.

         "SHARE OF PROFIT" shall mean Total Profit actually received in respect of sales of a Warner-LeukoSite Product multiplied by *********************.

         "TERM OF THIS AGREEMENT" shall mean from the Effective Date until this Agreement is terminated pursuant to its terms.

         "TERM OF THE RESEARCH COLLABORATION" shall have the meaning set forth in Section 1.3.

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

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                                      -10-


         "TERRITORY" shall mean all countries and territories of the world.

         "TOTAL PROFIT" shall mean with respect to a Warner-LeukoSite Product, Net Sales minus the sum of (i) the Cost of Goods, (ii) Marketing Expenses and Sales Costs and (iii) Distribution Costs. For the purposes of this definition only, Warner-LeukoSite Product does not include a "generic" form of a Warner-LeukoSite Product which is not covered by a Patent Right.

         "WARNER BACKGROUND TECHNOLOGY" shall mean all technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) which relate to or are potentially useful as an Integrin Antagonist or is an Integrin Antagonist and/or techniques for the discovery, screening, design, synthesis, delivery, development, testing, use, manufacture or sale of Integrin Antagonists which exists as of the Effective Date which is either owned by Warner or which is licensed to Warner and as to which Warner has a right to sublicense or other-wise transfer.

         "WARNER COLLABORATION TECHNOLOGY" shall mean all technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) which is either owned by Warner (alone or together with LeukoSite) or which is licensed to Warner and as to which Warner has a right to sublicense or otherwise transfer, which is conceived or reduced to practice pursuant to the Research Plan or pursuant to development of a Warner Product or Warner-LeukoSite Product.

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                                      -11-


         "WARNER-LEUKOSITE PRODUCT" shall have the meaning set forth in Section 4.1.

         "WARNER PRODUCT" shall have the meaning set forth in Section 4.1.

                                    ARTICLE I

                                  COLLABORATION

         1.1 UNDERTAKING AND SCOPE. Each party agrees to use its best efforts to perform the activities detailed in the research plan attached hereto as Exhibit 1 (the "Research Plan") in a professional and timely manner. Each party agrees to use its best efforts to assure the complete and prompt exchange of Background Technology, Collaboration Technology, and the results of all activities conducted pursuant to the Research Plan. During the term of the Collaboration,
(i) Warner will use its best efforts, at its cost (including the cost of any royalties or other amounts owed to third parties by Warner) to screen substantially all of its compound library with such screen provided by LeukoSite and (ii) LeukoSite will use its best efforts, at its cost (including the cost of any royalties or other amounts owed to third parties by LeukoSite) to screen substantially all of its compound library with the same screen that it provides to Warner for such purposes. Pursuant to the Research Plan, LeukoSite and Warner will use their best efforts, each at its own cost, to conduct in vitro and in vivo characterization of the compounds identified as Integrin Antagonists in such screen.


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                                      -12-


         1.2 PERSONNEL AND RESOURCES. Each party agrees to commit the personnel, facilities, expertise and other resources necessary to perform the activities and other obligations under this Agreement and the Research Plan in accordance with its terms; provided, however, that neither party warrants that the Collaboration will achieve any of the research objectives contemplated by the parties. For the first twelve (12) months of this Agreement, Warner shall fund the Collaboration pursuant to the Research Plan which shall provide for the funding of ** LeukoSite full time equivalent employees (each a "FTE") at ********* per FTE to be paid quarterly by Warner. Warner, during this same period, shall employ **** FTEs to perform its work under the Collaboration. The scientific priorities and direction of the parties' respective staff under the Research Plan will be determined by the Management Committee.

         1.3 TERM OF THE RESEARCH COLLABORATION. Activities under the Research Plan, as the same may be amended or expanded from time to time but only by mutual agreement of the parties, shall commence as of the Effective Date and, unless terminated earlier by either party pursuant to the terms of this Agreement or extended by mutual agreement of the parties, shall end one year after the Effective Date (the "Term of the Research Collaboration"). Warner shall have the option to extend the Term of the Research Collaboration for two additional one-year terms upon written notice to LeukoSite prior to the expiration of any one-year Term of the


"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."


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                                      -13-


Collaboration. The work to be performed and funded for such extensions shall be determined by the Management Committee.

         1.4 COLLABORATION OPTIONS. Promptly after termination or expiration of the Term of the Research Collaboration, but in no event later than thirty (30) days thereafter, Warner will elect to proceed under one of the following options:

         a. OPTION 1. Warner may terminate this Agreement after termination or expiration of the Term of the Research Collaboration. In such event, Warner will grant to LeukoSite a perpetual, royalty-free (except as stated in this Section below), worldwide, exclusive license (with the right to sublicense) in the Warner Collaboration Technology (including but not limited to any product which is identified in the Research Plan as an Integrin Antagonist (a "Stage I Product")) and any Patent Rights based thereon solely for use in the Field. In addition, Warner will grant a nonexclusive license under Patent Rights not based on Warner Collaboration Technology to the extent required to exploit Warner Collaboration Technology and any patent rights based thereon solely for use in the Field. Notwithstanding, the foregoing, Warner will retain a perpetual, royalty-free, worldwide interest in Warner Collaboration Technology and Patent Rights of Warner based thereon to make, use or sell any product or process (i) for use outside the Field, (ii) discovered after the Term of the Collaboration and which is within the Field and which is not derived from or based on LeukoSite Background



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                                      -14-


Technology, provided that in each case such product is not identical to a product which Warner is aware that LeukoSite or any one of its licensees is actively pursuing. LeukoSite shall pay Warner a royalty of *** percent of worldwide Net Sales of (i) any Stage I Product (or any product which results from research by or on behalf of LeukoSite directed to such Stage I Product or any other compound provided by Warner to LeukoSite pursuant to the Stage I Research) sold by LeukoSite or its sublicensee and (ii) any product sold by LeukoSite or its sublicensee that is covered by a Warner Patent Right licensed to LeukoSite under this Section, in each case for the period set forth in
Section 5.5(d).

         In the event that at any time after exercise of Option 1, Warner desires to exercise Option 2 with respect to a Stage I Product under the terms and conditions of this Agreement, Warner shall notify LeukoSite in writing, and if LeukoSite is not actively researching, developing, marketing or selling, such Stage I Product and has not granted rights to such Stage I Product to any third party, then Option 2 shall be considered to be exercised by Warner.

         b. OPTION 2. Warner may agree to continue research and/or development and/or marketing and selling of Collaboration Technology in the Field in accordance with this Agreement.

         1.5 RIGHTS TO BACKGROUND TECHNOLOGY AND COLLABORATION TECHNOLOGY. Subject to the terms and conditions of this Agreement each party hereby grants and agrees to grant to the other a non-exclusive, worldwide,

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."


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                                      -15-


royalty-free license to use such party's Background Technology and Collaboration Technology for research and development of an Integrin Antagonist under the Research Plan and as to LeukoSite for development of a LeukoSite Product and as to Warner for development of a Warner Product and/or Warner-LeukoSite Product.

         1.6 EXCLUSIVITY. Until termination of the Term of the Research Collaboration, neither LeukoSite nor Warner will undertake any research or development of small molecules identified by the Research Committee as Integrin Antagonists except pursuant to this Agreement. Notwithstanding the foregoing, LeukoSite or Warner may undertake research and development, alone or with one or more third parties, with regard to monoclonal antibodies of any kind.

         1.7. RIGHT OF FIRST REFUSAL. LeukoSite hereby grants to Warner a right of first negotiation on any other (beta)7 integrin technology directed toward development of a small molecule either discovered by LeukoSite or that LeukoSite acquires rights to after the date hereof and which LeukoSite decides to research, develop and/or market with a third party. LeukoSite shall promptly notify Warner of its decision to work with a third party to research, develop and/or market any such (beta)7 integrin technology. If Warner is interested in such technology, LeukoSite shall provide Warner with information and data regarding such (beta)7 integrin technology. If after evaluation of the information and data provided, Warner remains interested in such technology, the parties shall in good faith negotiate the terms of a research and development agreement, license agreement, co-promotion agreement or other appropriate agreement which shall evidence their respective rights and obligations. In the event (i) Warner is not interested in the (beta)7 integrin technology about which it received notice and/or information or (ii) the parties have not entered into a letter of intent with respect to such (beta)7 integrin within ninety (90) days of beginning such negotiations, LeukoSite shall be free to pursue such (beta)7 integrin technology with any third party and Warner shall not have any further rights.

                                   ARTICLE II

                    MANAGEMENT COMMITTEE: RECORDS AND REPORTS

         2.1 MANAGEMENT COMMITTEE. Promptly after the Effective Date, Warner and LeukoSite will each appoint three (3) representatives to a management committee (the "Management Committee"). The Warner representatives on such committee will together have only one vote and the LeukoSite members on such committee will together have only one vote. The Management Committee will meet promptly after the Effective Date to prepare such procedures and mechanisms as may be necessary for the operation of the Management Committee to assure the most efficient conduct of the Collaboration. Thereafter, the Management Committee will meet quarterly or as otherwise mutually agreed. The Management Committee will assure that agendas and minutes are prepared for each of its meetings. The personnel, facilities, expertise and other resources of each party to be used in performance of the Collaboration shall be established by the Management Committee. The Management Committee and will have the rights and responsibilities specifically set forth in this Agreement. The Management Committee will have the authority to resolve disputes among the members of the Research Committee. All actions taken and decisions made by the Management Committee shall be by unanimous agreement. If the Management Committee fails to reach unanimous consent on any matter, the matter will be resolved by the senior officer of Warner's pharmaceutical business with the advice of LeukoSite's President. A party may change any of its appointments to the Management Committee at any time upon giving written notice to the other party. The Management Committee does not itself have the authority to amend this Agreement in any manner that would require the separate approval of authorized officers of the respective parties.

         2.2 RESEARCH COMMITTEE. Warner and LeukoSite will each appoint up to four (4) representatives to a research committee (the "Research Committee"), which will oversee all aspects of the Collaboration; including responsibilities in the case of a Warner-LeukoSite Product. The Warner representatives on such committee will together have only one vote and the LeukoSite members on such committee will together have only one vote. The Research Committee will meet quarterly, or more frequently if mutually agreed, and will report to the Management Committee. Warner's and


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                                      -18-


LeukoSite's initial representatives to the Research Committee will be appointed by each of them promptly after the Effective Date. The Research Committee will be responsible for recommending compounds to Warner for their consideration to be designated as Development Candidates in the Field. All actions taken and decisions made by the Research Committee will be by unanimous agreement. The Management Committee will resolve disputes among the members of the Research Committee. A party may change any of its appointments to the Research Committee at any time upon giving written notice to the other party.

         2.3 DEVELOPMENT COMMITTEE. Warner will appoint up to four (4) representatives and LeukoSite will appoint one (1) representative to a development committee (the "Development Committee"), which will oversee the pre-clinical and clinical development of each Warner-LeukoSite Product. Each representative on such committee will have one vote. Warner will have responsibility for interfacing with all regulatory agencies worldwide in connection with the relevant Warner-LeukoSite Product. A party may change any of its appointments to any Development Committee at any time upon giving written notice to the other party.

         2.4 MEETINGS. The Management Committee, the Development Committee and the Research Committee may meet by telephone or in person at such times as are agreeable to the members of each such committee. Attendance at meetings shall be at the respective expense of the participating parties. Warner and LeukoSite shall alternate the right to determine the location of each meeting of the Management Committee and the Research Committee, with LeukoSite determining the location of the first meeting of each committee. Warner shall determine the location of each meeting of the Development Committee. A quorum for the conduct of business at each meeting shall require the attendance of at least one Warner member and at least one LeukoSite member.

                                   ARTICLE III

                    PATENTS, KNOW-HOW, RIGHTS AND INVENTIONS

         3.1 RIGHTS TO INVENTIONS. Ownership of Collaboration Technology shall be determined in accordance with United States laws of inventorship. The owner (the "Inventor") of any patentable Collaboration Technology (an "Invention") shall have the right, at its option and expense, to prepare, file and prosecute worldwide in its own name any patent applications with respect to any Invention owned by it and to maintain any patents issued. In connection therewith, the non-Inventor party agrees to cooperate with the Inventor at the Inventor's expense in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued.
This obligation shall survive the expiration or termination of this Agreement.

         3.2 JOINT INVENTIONS. Collaboration Technology jointly invented by LeukoSite and Warner will be jointly owned by them; however, Warner will have the rights and responsibilities of the "Inventor" as described in this


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                                      -20-


Article III in respect of any such patentable, jointly owned Collaboration Technology and LeukoSite shall have the rights and responsibilities of a nonInventor therein. Warner shall pay all expenses in connection with the preparation, filing and prosecution of patent applications that claim patentable, jointly owned Collaboration Technology and maintain, enforce and protect all patents issuing thereon. Warner shall from time to time notify LeukoSite of the amount of its out-of-pocket expenses in connection with the foregoing and LeukoSite shall promptly thereafter pay Warner *** of the out-of-pocket expenses incurred by Warner. At LeukoSite's option, such payments to Warner may be delayed until earlier of (i) termination or expiration of this Agreement or (ii) payment by Warner of a milestone or royalty payment hereunder. In the event such payments become due upon payment by Warner of a milestone or royalty payment hereunder, Warner may credit the amount due it against such milestone or royalty payment due to LeukoSite, provided that such credit shall not exceed *** of the payment due to LeukoSite. Thereafter, any amounts which remain unpaid to Warner, shall be paid in accordance with the terms of this
Section 3.2.

         3.3 PROTECTION OF PATENT RIGHTS. (a) The Inventor shall keep the other party currently informed of all steps to be taken in the preparation, prosecution and maintenance of all of its patents and patent applications now or hereafter existing which claim such Invention and shall furnish the other party with copies of patents and applications, amendments thereto and other

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

related correspondence relating to such Invention to and from patent offices and permit the other party to offer its comments thereon before the Inventor makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. The non-Inventor party shall offer its comments promptly. LeukoSite and Warner shall each promptly notify the other of any infringement and/or unauthorized use of an Invention that comes to its attention.

         (b) The non-Inventor party may request in writing that the Inventor take specific, reasonable actions to (i) prepare, file or prosecute patent applications in the United States of America and all other countries of the world with respect to an Invention, (ii) maintain any patents issued with respect to an Invention, (iii) protect against abandonment of a patent or application which claims an Invention or (iv) obtain a discontinuance of an infringement or unauthorized use of such patent or application. If such actions are not undertaken within thirty days of the Inventor's receipt of such written request and timely pursued thereafter, the Inventor shall permit, and the non-Inventor party at its option and expense may undertake, such actions in the name and on behalf of the Inventor. The party not undertaking such actions shall fully cooperate with the other party and shall provide to the other party whatever documents that may be needed in connection therewith. The party not undertaking such actions may require a suitable indemnity against all damages, costs and expenses and impose such other reasonable conditions as such party's advisors may require.

         (c) If either party commences any actions or proceedings (legal or otherwise) pursuant to this Section, it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other party the right to take over their conduct at its own expense. The party finally conducting legal actions or proceedings against an alleged infringer or other party shall be entitled to any damages or costs awarded against such infringer or other party, provided, however, that if Warner initiates such action to protect a Warner Product or Warner-LeukoSite Product, then the amount of the award less applicable legal expenses incurred by Warner will be considered Net Sales of the applicable Warner or Warner-LeukoSite Product, and if LeukoSite initiates such action to protect a LeukoSite Product, the amount of the award less applicable legal expenses incurred by LeukoSite shall be considered Net Sales of the applicable LeukoSite Product.

         3.4 ALLEGATIONS OF INFRINGEMENT BY THIRD PARTIES. In the event that Warner or LeukoSite receives notice that any action by either of them under this Agreement is alleged to be a violation of the patent or other intellectual property rights of a third party, it shall immediately notify the other party to this Agreement. The Management Committee shall promptly determine an appropriate response and course of action. In the case of a Warner-LeukoSite

Product, Warner will control any defense, and the costs thereof (including any damages, costs or expenses resulting from any action) shall be borne by Warner. In the case of a Warner Product or a LeukoSite Product the control and costs of defense (including any damages, costs or expenses resulting from any action) will be borne by Warner or LeukoSite, respectively.

                                   ARTICLE IV

                             DEVELOPMENT CANDIDATES

         4.1 DESIGNATION OF DEVELOPMENT CANDIDATE. Warner may, at any time during or after the Term of the Research Collaboration, designate a "Development Candidate," in the Field upon the declaration that such compound satisfies Warner's then current, internal standards for a Lead Compound. LeukoSite shall have the option, but not the obligation to provide funding to Warner for *** of Warner's Development Costs for a Development Candidate. If LeukoSite provides such funding it shall be entitled to a Share of Profit. Within forty-five (45) days after designation of a Development Candidate, Warner shall provide to LeukoSite in writing its non-binding, best estimate of the Development Costs of the Development Candidate, LeukoSite shall then have forty-five (45) days to notify Warner in writing whether or not LeukoSite will exercise its rights to a Share of Profit. Upon exercise of such rights by LeukoSite the Development Candidate shall become a "Warner-LeukoSite Product". LeukoSite's share of Development Costs shall be payable upon the first to occur of (i) first commercial sale of a

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

Warner-LeukoSite Product, (ii) termination or expiration of this Agreement or
(iii) termination of the development of such Development Candidate. If LeukoSite fails to exercise such rights within the stated period or in the event such Warner-LeukoSite Product is sold commercially, to pay its share of Development Costs when due, the Development Candidate shall become a "Warner Product".

         4.2 WARNER-LEUKOSITE PRODUCT. For each Warner-LeukoSite Product, Development thereof will be, pursued under the direction of the Development Committee to the extent necessary or desirable for regulatory approval. The preparation, filing and prosecution of Investigational New Drug Applications, New Drug Applications and other regulatory filings required to be filed with the FDA and its foreign equivalents in regard to any Warner-LeukoSite Product will be in the name of and at the responsibility of Warner, subject to the advice of LeukoSite. The costs incurred by Warner (and approved by the Development Committee) in the preparation, filing and submission of such regulatory filings in the Territory and all Development Costs related to regulatory approvals in such countries (not including the costs of clinical studies not reasonably necessary for authorization by relevant regulatory authorities to sell such Warner-LeukoSite Product for its first approved indication in each country), will be borne *** by Warner and *** by LeukoSite, retroactive to the date the Warner-LeukoSite Product was


"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

designated a Development Candidate. Neither party warrants that any regulatory filings will actually be filed or, if filed, will be approved.

         4.3 WARNER PRODUCT. Subject to Sections 4.5, 4.6 and 4.7 Warner may pursue Development and commercialization of a Warner Product at its direction. All costs of Development of a Warner Product will be borne by Warner from the date a product becomes a Warner Product.

         4.4 LEUKOSITE PRODUCT. Warner Products or Warner-LeukoSite Products can become LeukoSite Products only in accordance with Section 4.7. LeukoSite may pursue Development and commercialization of a LeukoSite Product at its direction. All costs of Development of a LeukoSite Product will be borne by LeukoSite from the date a product becomes a LeukoSite Product.

         4.5 Warner agrees to use at least that level of effort that it employs for its other products of similar scientific and commercial promise to develop, obtain regulatory approval for and to market and sell in each country each Warner Product and each Warner-LeukoSite Product and to continue to market and sell in each country each Warner Product and each Warner-LeukoSite Product (in each case by itself or through one or more Affiliates or licensees). Notwithstanding the foregoing, in no event will Warner be required to seek regulatory approval, market or sell a Warner Product or Warner-LeukoSite Product in any country where Warner has any commercially reasonable reason in its discretion to delay or withhold such approval, marketing or sale (e.g. insufficient patent protection available, insufficient government set pricing or insufficient market potential).

         4.6 Warner agrees to promptly notify LeukoSite in writing if at any time Warner does not intend to continue to develop and/or obtain regulatory approval for and/or market and sell any Warner Product or Warner-LeukoSite Product (in each case by itself or through one or more Affiliates or licensees).

         4.7 In the event that Warner does not substantially meet its obligations under Section 4.5 with respect to any Warner Product or any Warner-LeukoSite Product in any country(ies), upon written notice from LeukoSite to Warner, such product shall become a LeukoSite Product in such country(ies). In the event that Warner provides LeukoSite with notice pursuant to Section 4.6 with respect to any Warner-LeukoSite Product or Warner Product with respect to any country(ies), such Warner Product and/or Warner-LeukoSite Product in such country(ies) shall become a LeukoSite Product in such countries, upon (i) written notice from LeukoSite to Warner and (ii) payment by LeukoSite of the amounts then due pursuant to Section 3.2 and reimbursement of a portion of the Development Costs to be negotiated in good faith between the parties taking into account among other things, whether it is a Warner or Warner-LeukoSite Product and the portion of the Development which is applicable to LeukoSite's continued development and/or marketing of the product.

         4.8 In the event that any Warner Product or Warner-LeukoSite Product becomes a LeukoSite Product in any country(ies), Warner shall transfer to LeukoSite (at LeukoSite's expense) any and all information, data, technology and know-how related to the development, manufacture and sale of such Warner Product and/or Warner LeukoSite Product. In addition, to the extent allowed by law, Warner shall permit LeukoSite to refer to and use any regulatory filings and/or information contained therein to obtain approval for marketing and sale by LeukoSite or its sublicensees or agents of such Warner and/or Warner-LeukoSite Product and to the extent permitted by law Warner shall transfer to (at LeukoSite's expense) and/or permit LeukoSite and/or its agents or sublicensees to operate under any regulatory approval or regulatory application with respect to such Warner Product and/or Warner-LeukoSite Product in such country(ies).

         4.9 Upon sixty (60) days prior written notice, LeukoSite may terminate LeukoSite's obligation to fund Development of any Warner-LeukoSite Product in the Territory, in which case, upon sending of such notice, such Warner-LeukoSite Product shall become a Warner Product, provided, however, that LeukoSite will be obligated to continue its Development efforts and pay its share of the costs with respect to such Product until the expiration of such notice period.

         4.10 In the event that Warner provides notice pursuant to Section 4.6 with respect to a Warner-LeukoSite product, Warner shall be obligated to continue its Development and pay its share of the costs with respect to such Warner-LeukoSite Product in such country for sixty (60) days following the giving of such notice.

         4.11 In the event a Warner Product or a Warner-LeukoSite Product becomes a LeukoSite Product, and for so long as Warner is manufacturing such product for its own purposes, Warner agrees to manufacture and supply to LeukoSite such LeukoSite Product to the extent that Warner is able to do so without adversely affecting its requirements therefor upon terms and conditions and profit margins which are customary in the industry for a supplier of products of such type.

         4.12 No earlier than one year after a product becomes a LeukoSite Product, Warner can request in writing that such LeukoSite Product become a Warner Product, or in the case where such LeukoSite Product was originally a Warner-LeukoSite Product that such LeukoSite Product become a Warner-LeukoSite Product, subject to the terms and conditions of this Agreement, and if LeukoSite is not actively researching, developing, marketing or selling such LeukoSite Product and has not granted rights thereto to a third party, such LeukoSite Product shall become a Warner Product or a Warner-LeukoSite Product, as the case may be, subject to the terms and conditions of this Agreement.

                                    ARTICLE V

                             LICENSES AND ROYALTIES

         5.1 GRANT BY LEUKOSITE. LeukoSite hereby grants and agrees to grant to Warner under the Patent Rights of LeukoSite and under LeukoSite Collaboration Technology and LeukoSite Background Technology exclusive, worldwide licenses to make, have made, use, and sell, have sold, offer to sell or import (with the right to sublicense) each Warner Product and each Warner-LeukoSite Product in the Territory. Notwithstanding the foregoing, no rights under the Patent Rights of LeukoSite, LeukoSite Collaboration Technology or LeukoSite Background Technology are granted to Warner to make, have made, use, sell, have sold, offer to sell or import any monoclonal antibody or any fragment, subunit, derivative or variant thereof or DNA encoding such product for human therapeutic or prophylactic use.

         5.2 GRANT BY WARNER. Warner hereby grants and agrees to grant to LeukoSite under the Patent Rights of Warner and under Warner Collaboration Technology and Warner Background Technology exclusive, worldwide licenses to make, have made, use, sell, have sold, offer to sell or import (with the right to sublicense) each LeukoSite Product. Notwithstanding the foregoing, no rights under the Patent Rights of Warner, Warner Collaboration Technology or Warner Background Technology are granted to LeukoSite to make, have made, use, sell, have sold, offer to sell or import any monoclonal antibody or any fragment, subunit, derivative or variant thereof or DNA encoding such product for human therapeutic or prophylactic use.

         5.3 During the Term of the Research Collaboration, Warner agrees that Warner will not use or grant rights to use Warner compounds whose primary activity is in the Field except for activities under the Research Plan. Warner agrees that Warner will not use or grant rights to use LeukoSite Background Technology or LeukoSite Collaboration Technology except for (i) activities under the Research Plan and/or (ii) activities with respect to development, marketing, sale, manufacture or use of a Warner Product and/or a Warner-LeukoSite Product for which payments are to be made to LeukoSite under this Agreement.

         5.4 Warner and LeukoSite each acknowledges and agrees to the extent that it is granted a right or license under this Agreement as a sublicensee such sublicense is subject to the terms and conditions of the agreement under which the sublicense is granted. Warner or LeukoSite, as a sublicensee, will perform the obligations (other than payment obligations) which are applicable to a sublicensee pursuant to the agreement under which the sublicense is granted. No such sublicense shall be granted until LeukoSite has expressly notified Warner in writing of the obligations of such sublicense and Warner has acknowledged that it will perform such obligations.

         5.5 ROYALTIES AND OTHER COMPENSATION. (a) In the event LeukoSite declines to pay its share of Development Costs, as provided in Section 4.1, Warner will pay LeukoSite one of the following royalties on worldwide Net Sales of Warner Products: ** of worldwide, annual Net Sales up to ***********; *** of worldwide, annual Net Sales from above ********************** and *** of worldwide, annual Net Sales above ***********.

         (b) If LeukoSite pays its designated share of Development Costs under
Section 4.1, LeukoSite will receive its Share of Profit for such Warner-LeukoSite Product.

         (c) LeukoSite will pay Warner royalties on worldwide Net Sales of LeukoSite Products of **.

         (d) The royalties set forth in this Section will be payable on a Product by Product and country by country basis for a period of ten (10) years from first commercial sale in a country as part of nationwide introduction of the Product. If at the expiration of such ten (10) year period, a Product(s) is sold in a country(ies) and such Product(s) where manufactured, used or sold infringes a Patent Right, then the royalty shall continue with respect to such Product(s) in such country(ies) until expiration of such Patent Right.

         (e) As used herein, "Annual Net Sales" shall mean Net Sales in a calendar year.

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

         (f) In addition to royalties or Share of Profit, Warner shall pay to LeukoSite the sum of ********* upon execution of this Agreement as a license fee related to (alpha)4(beta)7 and ********* upon execution of this Agreement as a license fee related to (alpha)E(beta)7. Further, the Research Committee shall set key objectives for the collaboration and in the event such objectives are met by LeukoSite, and Warner agrees to extend the Term of the Research Collaboration for an additional year, Warner shall pay LeukoSite ********************************** upon the later to occur of (i) the achievement of such objectives and (ii) January 7, 2000. There shall be no further payments, if the Term of the Research Collaboration is extended for a second one-year extension.

         5.6 CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by the party to be paid. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) in New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

         5.7 PAYMENT AND REPORTING. The royalties due under Section 5.6 shall be paid quarterly, within sixty (60) days after the close of each calendar

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

quarter, or earlier if practicable (i.e., on or before the last day of each of the months of May, August, November and February) immediately following each quarterly period of each year in which such royalties are owed. With each such quarterly payment, the payor shall furnish the payee a royalty statement (the "Royalty Statement"), setting forth on a country-by-country basis the total number of units of each Product made, used and/or sold hereunder for the quarterly period for which the royalties are due.

         5.8 RECORDS. The royalty paying party shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of all products in sufficient detail to permit accurate determination of all figures necessary for verification of royalty obligations set forth in this
Article V. Such records shall be maintained for a period of 3 years from the end of each year in which sales occurred. The payee, at its expense, through a certified public accountant, shall have the right to access such books and records for the sole purpose of verifying the Royalty Statements; such access shall be conducted after reasonable prior notice by the payee to the payor during the payor's ordinary business hours and shall not be more frequent than once during each calendar year. Said accountant shall not disclose to the payee or any other party any information except that which should properly be contained in a royalty report required under this Agreement. In the event that there has been an underreporting of royalties of ten percent (10%) or greater over the full period reviewed by such accountants, then the cost of such accountants shall be paid by the payor. Any underpaid royalties shall be paid within thirty (30) days after notice of the underpayment.

         5.9 TAXES WITHHELD. Any income or other tax that one party hereunder, its Affiliates or sublicensees is required to withhold (the "Withholding Party") and pay on behalf of the other party hereunder (the "Withheld Party") with respect to the royalties or other amounts payable under this Agreement shall be deducted from and offset against said royalties or other amounts prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

         5.10 COMPUTATION OF ROYALTIES. All sales of LeukoSite Products between LeukoSite and any of its Affiliates and sublicensees with the intent of resale by such Affiliates and sublicensees shall be disregarded for purposes of computing royalties under this Article V, but in such instances royalties shall be payable only upon commercial sales to unlicensed third parties by the Affiliates and sublicensees. Nothing herein contained shall obligate LeukoSite to pay Warner more than one royalty on any unit of a LeukoSite Product. All sales of Warner Products or Warner-LeukoSite Products between Warner and any of its Affiliates and sublicensees with the intent of resale by such Affiliates and sublicensees shall be disregarded for purposes of computing royalties under this Article V, but in such instances royalties shall be payable only upon commercial sales to unlicensed third parties by the Affiliates and sublicensees. Nothing herein contained shall obligate Warner to pay LeukoSite more than one royalty on any unit of a Warner Product or Warner-LeukoSite Products.

         5.11 LICENSES TO AFFILIATES. Each party shall, at the other party's request, sign license and/or royalty agreements in respect of Warner Products, LeukoSite Products or Warner-LeukoSite Products not being promoted by the parties hereunder directly with the other party's Affiliates and sublicensees in those situations where such agreements would not decrease the amount of royalties or other amounts which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory. No such license and/or royalty agreement will relieve Warner or LeukoSite, as the case may be, of its obligations hereunder, and such party will guarantee the obligations of its Affiliate or sublicensee in any such agreement. Royalties and other amounts received directly from one party's Affiliates and sublicensees shall be credited towards such party's obligations hereunder.

         5.12     MILESTONE PAYMENTS.

         (a) Warner will pay to LeukoSite the following amounts the first time that each following milestones is achieved:

         (i)      Designation of a Development
                  Candidate as a Warner Product
                  or a Warner-LeukoSite Product.................................*******

         (ii)     Acceptance by the FDA of an IND
                  (or its equivalent in Japan or in each of the United Kingdom,
                  France, Italy, Germany and Spain hereinafter such five
                  countries being collectively "EU") for a Warner Product or a
                  Warner-LeukoSite
                  Product.......................................................*************
         (iii)    Completion of Phase II Studies for a
                  Warner Product or a Warner
                  LeukoSite Product.............................................*************
         (iv)     Filing with the FDA of an NDA
                  for a Warner Product or a Warner
                  LeukoSite Product.............................................*************
         (v)      Filing of an MAA in the EU
                  or Japan for a Warner Product or
                  Warner-LeukoSite Product......................................*************
         (vi)     Filing of a jNDA in Japan for a Warner Product
                  or Warner -LeukoSite Product..................................*************
         (vii)    Launch of any of the foregoing
                  Products in U.S...............................................*************


"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

         (viii)   Launch of any of the foregoing
                  Products in EU................................................*************
         (ix)     Launch of any of the foregoing
                  Products in Japan.............................................*************

         5.13 PRE-EXISTING OBLIGATIONS. Certain research activities to be performed hereunder and the manufacture, use or sale of Products hereunder may require payments to unaffiliated third parties. Such payments in respect of rights that a party hereto currently has an interest in or could have an interest in pursuant to any currently existing agreements (except the Brigham Agreement) will be borne by such party. Warner shall reimburse LeukoSite for ************** of any royalty payments payable by LeukoSite under the Brigham Agreement in connection with a Warner Product or Warner-LeukoSite Product; provided however, that if the aggregate amount paid or otherwise due or owing by Warner with respect to a particular Warner or Warner-LeukoSite Product for (i) royalties due to LeukoSite pursuant to Section 5.5, (ii) for the Cost of Goods of such Warner or Warner-LeukoSite Product and (iii) for its share of royalty payments under the Brigham Agreement exceeds ************************** of such Product, Warner's obligation to reimburse LeukoSite for royalties payable under the Brigham Agreement shall be reduced by the amount, the sum of (i), (ii) and
(iii) above exceeds ************************** of such Product. All other such payments will be borne by (i) Warner in the case of a Warner Product or

"Confidential Treatment requested: material has been omitted and filed separeately with the Commission."

a Warner-LeukoSite Product, (ii) LeukoSite in the case of a LeukoSite Product, and (iii) as a "Cost of Goods" in the case of Warner-LeukoSite in which LeukoSite has a Share of Profits. Each party hereto will disclose such payment obligations to the other party hereto prior to designation of the subject compound as a Development Candidate.

         LeukoSite agrees that it shall not (i) enter into any amendments to the Brigham Agreement which would adversely affect the rights granted to Warner hereunder or which would increase the amount of Warner's obligation pursuant to this Section 5.13 without Warner's prior written consent or (ii) send a notice of termination under the Brigham Agreement without first receiving Warner's prior written consent. LeukoSite shall promptly notify Warner if it receives a notice of termination under the Brigham Agreement.

                                   ARTICLE VI

                                       FDA

         6.1 SIDE EFFECTS. Each party shall advise the other as promptly as reasonably practical by telefax or overnight delivery service addressed to the attention of its Vice President, International Regulatory Affairs and Drug Safety and Surveillance (or, in LeukoSite's case, the party with similar responsibilities), of any unexpected side effect, adverse reaction or injury which has been brought to that party's attention at any place and which is alleged to have been caused by a Warner-LeukoSite Product. Warner shall have all rights and responsibility timely to report such side effects, adverse reaction or injury to regulatory authorities and others as appropriate. The parties agree to amend this Section 6.1 by setting forth a more detailed set of drug safety reporting requirements between the parties if an NDA, MAA or jNDA is filed for a Warner-LeukoSite Product.

         6.2 REGULATORY AND OTHER INQUIRIES. Upon being contacted by the FDA or any drug regulatory agency for any regulatory purpose pertaining to this Agreement or to a Warner-LeukoSite Product, LeukoSite and Warner shall immediately notify and consult with one another and Warner shall provide a response as it deems appropriate. Warner shall have sole right and responsibility for responding to all inquiries to Warner or LeukoSite regarding the quality benefits, side effects and other characteristics of Warner-LeukoSite Products. LeukoSite shall not have contacts or communications with any governmental or regulatory authority regarding any Warner-LeukoSite Product or Warner Product without the prior written consent of Warner.

         6.3 PRODUCT RECALL. In the event that Warner or LeukoSite determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Warner-LeukoSite Product, or any lot or lots thereof, from the market in any Country, it shall advise and consult with the other party with respect thereto. Warner shall make the final determination to recall or otherwise remove the

Warner-LeukoSite Product or any lot or lots thereof from the market. In the event LeukoSite is receiving its Share of Profit, Warner and LeukoSite shall share the costs and expenses of such recall or removal in each Country, including without limitation expenses and other costs or obligations to third parties, the cost and expense of notifying customers and costs and expenses associated with shipment of the recalled Product from a customer to either Warner or LeukoSite. Such costs shall be shared in proportion to each party's share of Total Profit.

                                   ARTICLE VII

                                 CONFIDENTIALITY

         7.1 CONFIDENTIALITY. (a) Except as specifically permitted hereunder, each party hereby agrees to hold in confidence and not use on behalf of others (or on behalf of itself outside the Collaboration) all data, samples, technical and economic information (including, the economic terms hereof), commercialization, clinical and research strategies and know-how provided by the other party (the "Disclosing Party") during the Term of this Agreement and all data, results and information developed pursuant to the Collaboration and owned solely by the other party (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

         (i) Information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates; and

         (ii) Information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any third party that is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information; and

         (iii) Information that is known to the non-Disclosing Party prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records; and

         (iv) Information that is necessary or advantageous to both parties to be disclosed to any governmental authorities or pursuant to any regulatory filings, provided that in such case the non-Disclosing Party notifies the Disclosing Party reasonably in advance of such disclosure and cooperates with the Disclosing Party to minimize the scope and content of such disclosure; and

         (v) Information that is required to be disclosed pursuant to any relevant law or regulation or under order of a court of competent jurisdiction, provided that in such case the non-Disclosing Party notifies the Disclosing Party reasonably in advance of such disclosure and cooperates with the Disclosing Party to minimize the scope and content of such disclosure.

         (b) The obligations of this Section 7.1 shall survive for five years following the expiration or termination of this Agreement except to the extent required by any obligations of confidentiality to a third party that are disclosed to the non-disclosing party prior to termination of this Agreement.

         7.2 PUBLICITY. All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by and subject to the approval of both parties; except that such review and approvals shall not be required for any announcement that discloses the existence of this Agreement without disclosing any of its material terms. Notwithstanding the foregoing, to the extent required by applicable law, rule or regulation or in connection with filings with regulatory agencies or the offering of securities, including but not limited to the SEC, a party may file this Agreement and/or disclose the contents of this Agreement without the approval of the other party, provided that the other party is provided with the opportunity to review and comment on such disclosure and further provided that such disclosure shall be limited to the minimum amount of information and distribution required by such law, rule, regulation or filing.

         7.3 PUBLICATION. The parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, it is agreed that prior to any public disclosure of any such results, the party proposing disclosure shall send the other party a copy of the information to be disclosed, and shall allow the other party 15 days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure. If notification is not received during the 15 day period, the party proposing disclosure shall be free to proceed with the disclosure. If due to a valid business reason or a belief by the nondisclosing party that the disclosure contains subject matter for which a patentable invention should be sought, then prior to the expiration of the 15 day period, the nondisclosing party shall so notify the disclosing party, who shall then delay public disclosure of the information for an additional period of up to 2 months to permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice. Nothing in this Section will be construed to allow either party to disclose the Confidential Information of the other party in any publication or other disclosure without the express written consent of such other party.

                                      -44


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         8.1 LEGAL AUTHORITY. Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

         8.2 NO CONFLICTS. Each party represents and warrants that as of the date of this Agreement it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

         8.3 OTHERS BOUND. Each party represents and warrants that anyone performing services under this Agreement on its behalf shall be bound by all of the conditions of this Agreement.

         8.4 BRIGHAM AGREEMENT. LeukoSite represents and warrants to Warner that the Brigham Agreement is in full force and effect and that it has not been amended since January 1, 1994. LeukoSite also represents and warrants to Warner that as the date of this Agreement, it has not received a notice of termination from The Brigham and Women's Hospital, Inc. in connection with the Brigham Agreement.

         8.5 SURVIVAL. The foregoing representations and warranties shall survive the execution, delivery and performance of this Agreement, notwithstanding any investigation by or on behalf of either party.

         8.6 DISCLAIMER. Except as otherwise expressly stated herein, Warner hereby disclaims any warranty expressed or implied as to any LeukoSite Product manufactured by or for, used, sold or placed in commerce by or on behalf of LeukoSite. Except as otherwise expressly stated herein, LeukoSite hereby disclaims any warranty expressed or implied as to any Warner Product and/or any Warner-LeukoSite Product manufactured by or for, used, sold or placed in commerce by or on behalf of Warner in the Territory.

                                   ARTICLE IX

                                   TERMINATION

         9.1 TERMINATION. In the event of a material breach of the provisions of this Agreement described below, the breaching party shall have ninety days after receipt of written notice from the non-breaching party to cure such breach, which period shall be sixty (60) days in the case of a failure to make a payment when due.

         (a) In the event of an uncured material breach of Article I, the non-breaching party may terminate this Agreement.

         (b) In the event of an uncured material breach of Article V by Warner in regard to a Warner Product or Warner-LeukoSite Product, LeukoSite may immediately (i) terminate the licenses granted by it pursuant to Section 5.1 in respect of such Product and (ii) require Warner to grant LeukoSite an exclusive (even as to Warner), worldwide license under the Patent Rights, Background Technology and Collaboration Technology relating to such Product and owned or controlled by Warner to the extent necessary to make, have made, use or sell such Product. In such event such Warner Product or Warner-LeukoSite Product shall be a LeukoSite Product for the purposes of this Agreement.

         (c) In the event of an uncured material breach of LeukoSite's obligation to pay royalties as set forth in Section 1.4(a) by LeukoSite or
Article V by LeukoSite in regard to a LeukoSite Product, Warner may immediately
(i) terminate the licenses granted by it pursuant to Section 5.2 in respect of such Product and (ii) require LeukoSite to grant Warner an exclusive (even as to LeukoSite), worldwide license under the Patent Rights, Background Technology and Collaboration Technology to the extent necessary to make, have made, use or sell such Product. Such LeukoSite Product shall be a Warner Product for the purposes of this Agreement.

         (d) In the event of an uncured material breach of Article VI or VII by Warner in regard to a Warner-LeukoSite Product, LeukoSite may immediately (i) terminate the licenses granted by it pursuant to Section 5.1 in respect of such Product and (ii) require Warner to grant it an exclusive (even as to Warner), worldwide license under the Patent Rights, Background Technology and Collaboration Technology to the extent necessary to make, have made, use or sell such Product. In such event, such Product will be a LeukoSite Product for purposes of this Agreement.

         9.2 EFFECT OF BANKRUPTCY. If either party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the other party will have 60 days to determine whether or not this Agreement shall immediately terminate.

         9.3 TERMINATION BY EITHER PARTY OTHER THAN FOR CAUSE. After the first twelve (12) months of this Agreement, either party may terminate this Agreement at any time for any reason upon 6 months written notice. In such event, the terminating party shall immediately pay all amounts that are then due hereunder and the other party shall have a non-exclusive, worldwide, license to all Collaboration Technology as well as an exclusive, royalty-free worldwide license to the extent necessary to make, have made, use and sell all Products.

         9.4 REMEDIES. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 INDEMNIFICATION. Warner and LeukoSite each agrees to indemnify and hold harmless the other party and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party's "Indemnified Group") from and against any claims, judgments, expenses (including reasonable attorneys' fees), damages and awards (collectively a "Claim") arising out of or resulting from (i) its negligence or misconduct in regard to any Product, (ii) a breach of any of its representations or warranties hereunder or (iii) the manufacture, use or sale of a Warner Product or a Warner-LeukoSite Product (in the case of Warner) or a LeukoSite Product (in the case of LeukoSite), except to the extent that such Claim arises out of or results from the negligence or misconduct of a party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party's Indemnified Group. An indemnified party shall promptly give notice to the indemnifying party of any information from which it should reasonably conclude an incident has occurred that could give rise to a Claim, and in the event a Claim is made or a suit is brought, all indemnified parties shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place, and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. The failure to give the notice referred to in the preceding sentence shall not relieve a party of its indemnification obligations, except to the extent such failure prejudices the ability of the indemnifying party to defend against such claim. No indemnified party shall, except at its own cost, voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party. Each indemnified party shall permit the indemnifying party to assume the defense of any claim. The obligations set forth in this Section shall survive the expiration or termination of this Agreement.

         10.2 ASSIGNMENT/CHANGE OF CONTROL. This Agreement is not assignable by either party without the prior written consent of the other party. To the extent that assignment is permitted this Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns. Notwithstanding the foregoing, (i) Warner may assign this Agreement to any of its subsidiaries or any entity succeeding to a majority of its Parke-Davis business or substantially all of the business to which this Agreement is related and (ii) LeukoSite may assign this Agreement to any of its subsidiaries or to any entity succeeding to substantially all of its pharmaceutical business or substantially all of the business to which this Agreement is directed. In no event will any assignment relieve the assigning party of its obligations hereunder. No assignment shall take effect until the assignee notifies the non-assigning party of such assignment and the assignee agrees in writing to be bound by all the terms, conditions and obligations of this Agreement.

         10.3 NON-WAIVER. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         10.4 SUBMISSION TO SENIOR OFFICERS FOR DISPUTE RESOLUTION. The parties recognize that the collaborative research program under this Agreement and the development and commercialization of Development Candidates will require the resolution of certain issues in the future. In the event the Management Committee is unable to resolve a dispute under this Agreement or come to unanimous agreement on terms mutually acceptable to both parties, either party may have the dispute referred to the senior officer of Warner's pharmaceutical business for good faith resolution. Such senior officer shall confer with LeukoSite's President prior to resolving, such dispute. The resolution of the dispute pursuant to this Section shall be final and binding on the parties.

         10.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, other than those provisions governing conflicts of law.

         10.6 PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

         10.7 NOTICE. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered,
(ii) delivered by a internationally recognized overnight courier or (iii) delivered by certified mail, postage prepaid, return receipt requested to the party at the address set forth below for such party:

         To Warner:                          To LeukoSite:

         Senior Vice President,              Christopher K. Mirabelli, Ph.D.

         Research and Development            Chairman of the Board and
         Parke-Davis Pharmaceutical          Chief Executive Officer
         Research,                           LeukoSite, Inc.
         Warner-Lambert Company              215 First Street
         2800 Plymouth Road                  Cambridge, MA 02142
         Ann Arbor, MI 48105

         with a copy to:                     with a copy to:

         Vice President and                  Elliot Olstein, Esq.
         General Counsel                     Carella, Byrne, Bain, Gilfillan,
         Warner-Lambert Company               Cecchi, Stewart & Olstein
         201 Tabor Road                      6 Becker Farm Road
         Morris Plains, NJ 07950             Roseland, NJ 07068
or to such other address as to which the party has given notice thereof. Such notices shall be deemed given upon receipt.

         10.8 HEADINGS. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

         10.9 NO IMPLIED LICENSES OR WARRANTIES. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither party warrants the success of any clinical or other studies undertaken by it.

         10.10 FORCE MAJEURE. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement, nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of god; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof, fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like;

provided that the party so affected shall use its best efforts to avoid or remove such causes or nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         10.11 SURVIVAL. The representations and warranties contained in this Agreement as well as those rights and/or obligations contained in the terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the termination or expiration of this Agreement.

         10.12 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof.

         10.13 AMENDMENTS. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

         10.14 INDEPENDENT CONTRACTORS. It is understood that both parties hereto are independent contractors and engage in the operation of their own respective businesses, and neither party hereto is to be considered the agent or partner of the other party for any purpose whatsoever. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

         10.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

         10.16 In the event that there is a conflict between the text of this Agreement and Exhibit 1, the text of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

LEUKOSITE, INC.                           WARNER-LAMBERT COMPANY


By:                                       By:
   --------------------------------          ----------------------------------
         Name:                                     Name:

         Title:                                    Title:

                                    EXHIBIT A


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"Confidential Treatment requested:  material has been omitted and filed separeately with the Commission."